SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005 (December 13, 2005)
PRESCIENT APPLIED INTELLIGENCE, INC.
f/k/a The viaLink Company
 (Exact name of registrant as specified in its charter)

Delaware	000-21729	73-1247666
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 719-1600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.02. Unregistered Sales of Equity Securities.
     On May 4, 2005, Prescient Applied Intelligence, Inc. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), by and among the Company, TAK Investments, LLC (“TAK”), and certain holders of the Company’s Series F Preferred Stock. On May 5, 2005, the Company closed the private placement and issued an aggregate 8,471,381 shares of the Company’s common stock, $.001 par value (“Common Stock”), warrants (the “Warrants”) to acquire an aggregate 4,177,383 shares of Common Stock, and an aggregate 239.9419 shares of Series G Preferred Stock. On September 8, 2005, the Company issued an additional 5,113,636 shares of Common Stock to TAK and amended the Warrants held by TAK, which are exercisable for 1,534,091 shares of Common Stock, in order to reduce the exercise price of those Warrants to $0.50 per share, because the Company has not completed the subsequent qualifying equity financing as required under the Purchase Agreement.
     On December 13, 2005, the Company issued 3,357,745 additional shares of Common Stock and 240 additional shares of Series G Preferred Stock to its former holders of Series F Convertible Preferred Stock, for no additional consideration, pursuant to the rights of those holders under the Certificate of Designation for the Series F Convertible Preferred Stock.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.
Date: December 13, 2005	By:	/s/ Thomas W. Aiken
Thomas W. Aiken, Senior Vice President and
Chief Financial Officer

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